UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2017

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective as of November 15, 2017, Johnson Outdoors Inc. (the “Company”) and certain of its subsidiaries entered into an Amended and Restated Credit Agreement dated as of November 15, 2017 among the Company, certain of the Company’s subsidiaries named therein, PNC Bank, National Association, as lender and as administrative agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, and the other lender named therein (the “Revolving Credit Agreement” or “Revolver” or the “Debt Agreement”).

The Debt Agreement replaces the Company’s Credit Agreement dated as of September 13, 2013 among the Company, certain of the Company’s subsidiaries named therein, PNC Bank, National Association, as lender and as administrative agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, and the other lenders named therein.

The material provisions of the new Revolving Credit Agreement are as follows:

•	The Debt Agreement provides for borrowing of up to an aggregate principal amount not to exceed $75 million through November 15, 2022.

•	The Debt Agreement is unsecured.

•
The Debt Agreement provides the Company with the option to obtain additional increases in the revolving credit facility and/or term loans for an additional aggregate amount of $50 million (i.e., an aggregate borrowing amount of $125 million) subject to the conditions of the Revolving Credit Agreement and subject to the approval of the Lenders.

•
Interest is payable under the Debt Agreement, at the Company’s option, based upon an overnight bank rate, LIBOR or the prime rate plus an applicable margin and it resets the interest rate calculation at the Company’s option on a either one, two, three or six month basis by instituting an applicable margin based on the Company’s leverage ratio for the trailing twelve month period.  The applicable LIBOR margin ranges from 1.0 percent to 1.75 percent.

•	The Revolving Credit Agreement restricts the Company’s ability to incur additional debt and includes maximum leverage ratio and minimum interest coverage ratio covenants.

This description of the Debt Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Debt Agreement, a copy of which is attached hereto as Exhibit 99.1, and which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 15, 2017, as described in Item 1.01 above, the Company entered into a new credit agreement which terminated the Credit Agreement dated as of September 13, 2013 among the Company, certain of the Company’s subsidiaries named therein, PNC Bank, National Association, as lender and as administrative agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, and the other lender named therein.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On November 15, 2017, the Company became obligated on direct financial obligations pursuant to the terms of the Debt Agreement, as described in Item 1.01 above.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 – Amended and Restated Credit Agreement dated as of November 15, 2017 among the Company, certain of the Company’s subsidiaries named therein, PNC Bank, National Association, as lender and as administrative agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, and the other lender named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.

Date: November 20, 2017	By:	/s/ David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer